UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
June 16, 2008
Date of Report (Date of earliest event reported)
Greenfield Online, Inc.
(Exact name of Company as specified in its charter)

Delaware	000-50698	06-1440369
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)
(203) 834-8585
(Company’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On June 16, 2008, the pre-arranged stock trading plans adopted by officers of Greenfield Online, Inc., (“Greenfield Online” or the “Company”) in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, terminated in accordance with their terms as a result of the public announcement by the Company that it had entered into a merger agreement to be acquired by an entity affiliated with Quadrangle Group LLC.
     These plans include the plans adopted by Albert Angrisani, President and Chief Executive Officer, as disclosed in a Current Report on Form 8K filed on November 28, 2007, and the plans adopted by Robert E. Bies, Executive Vice President and Chief Financial Officer, Jonathan A. Flatow, Chief Administrative Officer and General Counsel, Hugh Davis, Executive Vice President of Business Optimization, and Keith Price, Executive Vice President Global Internet Survey Solutions, all as disclosed in a Current Report on Form 8K/A filed on November 30, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.
By:	/s/ Robert E. Bies
Robert E. Bies
Executive Vice President and Chief Financial Officer

Dated: June 16, 2008

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